Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) dated as of March 1, 2020, is by and among Mobile Mini, Inc., a Delaware corporation (the “Company”), Sapphire Holding S.à.r.l., a Luxembourg société à responsabilité limitée (“Shareholder”), TDR Capital II Holdings L.P., a limited partnership registered under the laws of England and Wales (“Holdings”), and TDR Capital LLP, a limited liability partnership incorporated under the laws of England and Wales, in its capacity as manager of Holdings (“Capital”, together with Shareholder and Holdings, the “Shareholder Parties”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, WillScot Corporation, a Delaware corporation (“Parent”) and Picasso Merger Sub, Inc., a Delaware corporation, are entering into that certain Agreement and Plan of Merger (together with all exhibits and schedules thereto, the “Merger Agreement”), a copy of which, in the form to be entered into, was provided to Shareholder immediately prior to the execution of this Agreement); and

WHEREAS, in order to induce the Company to enter into the Merger Agreement and as a condition thereto, the Company has requested Shareholder, and Shareholder has agreed, to enter into this Agreement with respect to the shares of Parent Common Stock set forth on Schedule A hereto and such additional shares of Parent Common Stock as become Covered Shares pursuant to Section 4.05 (collectively, the “Covered Shares”).

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT

Section 1.01.     Voting Agreement. (a) Subject to Section 5.02 and Section 1.01(c), Shareholder hereby irrevocably and unconditionally agrees to, at the Parent Stockholder Meeting and at any other meeting of the stockholders of Parent, however called, including any postponement or adjournment thereof, (i) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted, in person or by proxy) with respect to all of the Covered Shares that Shareholder is entitled to vote thereon or consent thereto at the time of any vote:

(i)    in favor of any proposal to (A) approve the issuance of shares of Parent Common Stock in connection with the Merger and (B) adopt the amendment to Parent’s certificate of incorporation in the form set forth on Schedule B hereto (the proposals in (A) and (B) collectively, the “Transaction Proposals”); and

(ii)    against the approval of any (A) Parent Acquisition Proposal or Parent Superior Proposal or (B) corporate action the consummation of which would prevent or materially delay the consummation of the Transactions or result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement or of the Shareholder in this Agreement.

(b)    Subject to Section 5.02, Shareholder shall take any other action reasonably requested by the Company in furtherance of the foregoing, including, without limitation, voting in favor of any proposal to adjourn or postpone any meeting of the stockholders of Parent at which any of the foregoing matters in Section 1.01(i) are submitted for consideration and vote of the stockholders of Parent to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of these matters.

(c)    Notwithstanding anything to the contrary contained in this Agreement, in the event of a Parent Adverse Recommendation Change involving or related to a Parent Intervening Event, Shareholder irrevocably and unconditionally agrees to, at the Parent Stockholder Meeting and at any other meeting of the stockholders of Parent, however called, including any postponement or adjournment thereof, (i) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted, in person or by proxy) on any Transaction Proposal with respect to all of the Covered Shares that Shareholder is entitled to vote thereon or consent thereto at the time of any vote in the same proportion as the votes cast by all shares of Common Stock not beneficially owned by the Shareholder on such Transaction Proposal, and Shareholder shall not have any other obligations with respect to this Section 1.01.

Section 1.02. Other Voting Rights. Notwithstanding anything to the contrary herein, Shareholder shall remain free to vote in any manner Shareholder deems appropriate in its sole discretion with respect to the Covered Shares on any matter not covered by Section 1.01.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to the Company that, as of the date hereof:

Section 2.01. Authorization. Shareholder is duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its organization. The execution, delivery and performance by Shareholder of this Agreement and the consummation by Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary entity action on the part of Shareholder. This Agreement has been duly executed and delivered by Shareholder and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as may be limited by the Bankruptcy and Equity Exceptions.

Section 2.02 Non-Contravention. The execution, delivery and performance by Shareholder of this Agreement and the performance or compliance by Shareholder with any of the terms or provisions hereof do not and will not (a) conflict with or result in any breach of the organizational or governing documents of Shareholder, (b) violate any order, writ, injunction, decree or Law applicable to Shareholder or any of the Covered Shares or require Shareholder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority (other than the filing of any required reports with the SEC), (c) result in a violation or breach of, constitute a default under, or give rise to any right of termination, cancelation or acceleration under any agreement or other instrument binding on Shareholder or the Covered Shares except as would not reasonably be expected to materially impair Shareholder’s ability to perform its obligations hereunder or (d) result in the imposition of any Lien on any of the Covered Shares.

Section 2.03. Ownership of Covered Shares. (a) Shareholder is the record and beneficial owner of the Covered Shares and has the right to vote all of the Covered Shares. Shareholder has good and valid title to the Covered Shares, free and clear of any Liens other than pursuant to this Agreement, under applicable federal or state securities Laws, pursuant to any written policies of Parent only with respect to restrictions upon the trading of securities under applicable securities Laws, pursuant to the Shareholders Agreement, dated as of November 29, 2017, by and among Shareholder, Parent and Williams Scotsman Holdings Corp., or pursuant to the Margin Loan Agreement, dated as of August 22, 2018, among Shareholder (as borrower), the lenders party thereto and Barclays Bank plc (as administrative agent and calculation agent) (as amended, the “Margin Loan Agreement”) or the accompanying Pledge and Security Agreement. Shareholder has sole voting power (including the right to control such vote as contemplated herein) and sole power of disposition.

(b)     Holdings is the sole shareholder of Shareholder and has the power to vote and dispose of the Covered Shares held by Shareholder. Capital, as the manager of Holdings, has the power to vote and dispose of all of the outstanding equity securities of Shareholder held by Holdings.

Section 2.04. Absence of Litigation. There is no action, suit, investigation or proceeding pending against or, to the knowledge of Shareholder, threatened against or affecting Shareholder before or by any Governmental Entity that would reasonably be expected to materially impair Shareholder’s ability to perform its obligations hereunder.

Section 2.05. Adequate Information. Shareholder is a sophisticated holder with respect to the Covered Shares and has adequate information concerning the Transactions contemplated and concerning the business and financial condition of the Company and Parent to make an informed decision regarding the matters referred to herein and has independently, without reliance upon the Company, Parent, any of their Affiliates or any of the respective Representatives of the foregoing, and based on such information as Shareholder has deemed appropriate, made Shareholder’s own analysis and decision to enter into this Agreement. Shareholder has received and reviewed a copy of this Agreement and the Merger Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Merger Agreement, including that the consummation of the Merger is subject to the conditions set forth in the Merger Agreement, and as such there can be no assurance that the Merger will be consummated.

Section 2.06. Finder’s Fee. Except as set forth in the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement or the Merger Agreement pursuant to any arrangement or agreement made by or on behalf of Shareholder.

Section 2.07. 13D. As of the date hereof, the information disclosed in Items 2 and 6 on the Schedule 13D/A filed on August 30, 2018 by Shareholder is true, complete and correct in all respects, except as it relates to the transactions contemplated under the Merger Agreement or this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Shareholder that, as of the date hereof:

Section 3.01. Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Shareholder, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the Bankruptcy and Equity Exceptions.

Section 3.02 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the performance or compliance by the Company with any of the terms or provisions hereof do not and will not (a) conflict with or result in any breach of the organizational or governing documents of the Company, (b) violate any order, writ, injunction, decree or Law applicable to the Company, or (c) result in a violation or breach of, constitute a default under, or give rise to any right of termination, cancelation or acceleration under any agreement or other instrument binding on the Company, in each case, except as would not reasonably be expected to materially impair the Company’s ability to perform its obligations hereunder.

ARTICLE 4

COVENANTS OF SHAREHOLDER

Shareholder hereby covenants and agrees that:

Section 4.01. No Proxy, Transfer of Voting Rights or Encumbrance with respect to Covered Shares. Except as contemplated by this Agreement, from and after the date hereof until the earlier of (a) the termination of this Agreement or (b) the Closing, Shareholder shall not, without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), (i) grant any proxy, consent or power of attorney, or enter into any voting trust or other similar agreement, in each case with respect to the voting of any Covered Shares on the matters set forth in Section 1.01, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract with respect to, the sale, assignment, transfer, encumbrance or other disposition of any of the Covered Shares or Holdco Shares (as defined in the Exchange

Agreement) (each such action in the foregoing clauses (i) and (ii), a “Transfer”) unless the proposed Transfer is to an Affiliate of Shareholder (a “Permitted Transfer”) or (iii) take any action that would have the effect of preventing or disabling Shareholder from performing any of its obligations under this Agreement; provided, however, that the transferee in a Permitted Transfer shall be required to execute a joinder to this Agreement pursuant to which such transferee agrees to be bound by all of the terms of this Agreement. Notwithstanding anything to the contrary herein, Shareholder shall be permitted to (A) surrender to Parent shares of Parent Class B Common Stock in connection with Shareholder’s exchange of the Holdco Shares (as defined in the Exchange Agreement) into shares of Parent Class A Common Stock pursuant to the Exchange Agreement or (B) Transfer any Covered Shares solely in connection with the pledging thereof or any exercise of lender’s rights or remedies, including without limitation any subsequent Transfer by such lender, pursuant to the Margin Loan Agreement or the accompanying Pledge and Security Agreement. Shareholder hereby represents that all proxies, powers of attorney, instructions or other requests given by Shareholder or any of its Affiliates prior to the execution of this Agreement in respect of the voting of the Covered Shares, if any, are not irrevocable and Shareholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to the Covered Shares. For the avoidance of doubt, any exercise of any lender’s rights and/or remedies under the Margin Loan Agreement and any transfer following any exercise of such remedies shall not be limited or restricted by any provision of this Agreement.

Section 4.02 Grant of Proxy. Shareholder hereby irrevocably appoints, and at the request of the Company will cause its Affiliates to irrevocably appoint, as its and their proxy and attorney-in-fact the Company and any Person designated in writing by the Company, each of them individually, with full power of substitution and resubstitution, to vote the Covered Shares in accordance with Section 1.01 at the Parent Stockholder Meeting and at any annual or special meetings of stockholders of Parent (or adjournments or postponements thereof) prior to the termination of this Agreement in accordance with Section 5.02 at which any of the matters described in Section 1.01 is to be considered; provided, that such proxy and attorney-in-fact shall become effective if, and only if, (i) Shareholder has not delivered to Parent at least three (3) Business Days prior to such Parent Stockholder Meeting or annual or special meeting of stockholders of Parent a duly executed proxy card voting the Covered Shares in accordance with Section 1.01 or (ii) such duly executed proxy card is subsequently modified or revoked. This proxy (and any proxy granted by an Affiliate of Shareholder will be), if it becomes effective, is (or will be, as applicable) coupled with an interest, is (or will be, as applicable) given as an additional inducement of the Company to enter into the Merger Agreement and shall be irrevocable prior to the termination of this Agreement or the termination of Shareholder’s obligations under Section 1.01, whichever is earlier, in accordance with Section 5.02, at which time any such proxy shall automatically terminate. Shareholder (solely in its capacity as such) shall take such further actions or execute such other instruments (and shall cause its Affiliates to do so) as may be reasonably necessary to effectuate the intent of this proxy. The Company may terminate this proxy with respect to Shareholder (or any Affiliates) at any time at its sole election by written notice provided to Shareholder.

Section 4.03. Non-Solicitation.

(a)    Each of the Shareholder Parties shall not, and shall cause its Subsidiaries (if any) and its controlled Affiliates and its and their respective officers, directors and employees not to, and shall use reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (a) solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information) or knowingly encourage or induce the submission of any Parent Acquisition Proposal or any inquiry or proposal that would reasonably be expected to lead to a Parent Acquisition Proposal, (b) enter into or participate in any discussions or negotiations with, furnish any information relating to Parent or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of Parent or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any Third Party that such Shareholder Party knows, or should reasonably be expected to know, is considering, seeking to make, or has made, a Parent Acquisition Proposal or any inquiry or proposal that may reasonably be expected to lead to a Parent Acquisition Proposal, (c) enter into or approve, recommend or declare advisable for such Shareholder Party (or any of its Subsidiaries or controlled Affiliates) to execute or enter into, any agreement, letter of intent, understanding, agreement in principle or other similar arrangement in connection with any Parent Acquisition Proposal or (d) resolve, propose or agree to do any of the foregoing. Each of the Shareholder Parties shall, and shall cause its Subsidiaries (if any), its controlled Affiliates and its and their respective officers, directors and employees to, and shall use reasonable best efforts to cause its and their Representatives to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Parent Acquisition Proposal. In addition, each of the Shareholder Parties shall notify the Company promptly (but in no event later than twenty-four (24) hours) after receipt by such Shareholder Party (or any of its controlled Affiliates or Representatives) of any Parent Acquisition Proposal (including material modifications thereto) or any request for information relating to Parent or any of its Subsidiaries or for access to the business, properties, assets, books or records of Parent or any of its Subsidiaries by any Third Party that, to the knowledge of such Shareholder Party, is considering making or has made, a Parent Acquisition Proposal, which notice shall be provided in writing and shall include a written summary of (i) any material correspondence relating thereto and (ii) the material terms and conditions of such Parent Acquisition Proposal (including material modifications thereto), subject, in each case, to the terms of any Shareholder Acceptable Confidentiality Agreement.

(b)    Notwithstanding Section 4.03(a), if at any time prior to the Parent Approval Time (and in no event after the Parent Approval Time), (i) the Board of Directors of Parent receives a bona fide written Parent Acquisition Proposal made after the date hereof that was not solicited in breach of, and does not otherwise result from a violation of Section 7.2 of the Merger Agreement or Section 4.03 and (ii) the Board of Directors of Parent (or committee thereof) (including the Parent Special Committee) determines in good faith and after consultation with Parent’s financial advisor and outside legal counsel that (x) the failure of Parent to take the actions set forth in Section 7.2(b)(i) and Section 7.2(b)(ii) of the Merger Agreement would be inconsistent with the fiduciary duties of the Board of Directors of Parent (or, if applicable, committee thereof) under Applicable Law and (y) it is advisable for the Shareholder Parties to take the actions set forth in Section 4.03(b)(1)-(2), then (and only then) the Shareholder Parties shall be permitted to (1)

engage in negotiations or discussions with any Third Party that, subject to Parent’s compliance with Section 7.2(a) of the Merger Agreement and the Shareholder Parties’ compliance with Section 4.03(a), has made after the date of this Agreement an unsolicited bona fide written Parent Acquisition Proposal that the Board of Directors of Parent (or Parent Special Committee) determines in good faith, after consultation with its financial advisor and outside legal counsel, is or is reasonably likely to lead to a Parent Superior Proposal and (2) furnish to such Third Party and its Representatives and financing sources nonpublic information relating to such Shareholder Party pursuant to a confidentiality agreement with terms no less favorable to Shareholder than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not include any standstill terms and shall not provide such person with any exclusive right to negotiate with Parent or any Shareholder Party) (a “Shareholder Acceptable Confidentiality Agreement”), a copy of which shall be provided substantially concurrently with its execution, to the Company for informational purposes; provided that all such non-public information (to the extent that such information has not been previously provided or made available to the Company) is provided or made available to the Company, as the case may be, substantially concurrently with the time it is provided or made available to such Third Party; provided further that no Shareholder Acceptable Confidentiality Agreement shall contain Section 3 of the Confidentiality Agreement and upon entry into any Shareholder Acceptable Confidentiality Agreement or Parent Acceptable Confidentiality Agreement, the parties hereby agree that the Confidentiality Agreement shall be amended to remove and replace Section 3 thereof with “[Reserved]”.

Section 4.04. Directors and Officers. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit, restrict or otherwise affect any Affiliate, designee or other representative of Shareholder, in such person’s capacity as a director or officer of Parent, from acting in such capacity or voting on any matter, including the taking of any action pursuant to Section 7.2 of the Merger Agreement (it being expressly acknowledged by the Company that this Agreement shall apply to Shareholder solely in Shareholder’s capacity as the record and beneficial owner of the Covered Shares and not in any other capacity). The Company shall not assert any claim that any action taken by any Affiliate, designee or other representative of Shareholder (or the failure by any such person to take any action) in such person’s capacity as a director or officer of Parent, including the taking of any action pursuant to Section 7.2 of the Merger Agreement, violates any provision of this Agreement.

Section 4.05. Additional Covered Shares. In the event that Shareholder acquires record or beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of any shares of Parent Common Stock after the date hereof, such shares shall, without further action of the parties, be subject to the provisions of this Agreement and included in the definition of “Covered Shares” for so long as they are held or otherwise beneficially owned by Shareholder. Shareholder hereby agrees to notify the Company as promptly as reasonably practicable (and in any event within five Business Days after receipt) orally and in writing of the number of any additional shares of Parent Common Stock or other securities of Parent of which Shareholder acquires Beneficial Ownership on or after the date hereof.

Section 4.06. Exchange of Shares.

(a)    Shareholder hereby (i) agrees not to Transfer (as defined in the Stockholders Agreement) any of the HoldCo Shares that it beneficially owns, (ii) waives any and all preemptive rights it has or may have in connection with the consummation of the Merger and (iii) agrees to, pursuant to Section 2.01 of the Exchange Agreement and that certain Side Letter between the Shareholder and Parent dated as of the date hereof, exercise at or prior to the Closing its right to exchange all of the HoldCo Shares it beneficially owns for a number of newly issued shares of Common Stock (the “Exchanged Shares”) prior to the Closing at an exchange ratio of 1.3261 shares of Common Stock for each HoldCo Share beneficially owned by the Shareholder which exchange ratio shall not be subject to any amendment or adjustment, irrespective of the occurrence of any Dilution Protection Event (as defined in the Exchange Agreement). Concurrently with such exchange and pursuant to the Exchange Agreement, Shareholder will surrender for cancellation all of its shares of Parent Class B Common Stock such that Parent has no Parent Class B Common Stock outstanding at or prior to the Closing.

(b)    In addition to any legends required by Applicable Law and the Stockholders Agreement, each certificate (if any) representing the Exchanged Shares shall bear a legend substantially in the following form:

“NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH SECTION 3.01 OF THE SHAREHOLDERS AGREEMENT, INCLUDING THE WRITTEN APPROVAL OF THE COMPANY.”

Section 4.07 Actions. Shareholder hereby agrees (i) not to commence or participate as a plaintiff in (and to waive) and (ii) to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Parent, Merger Sub, or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Transactions, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of the Merger Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of Parent in connection with this Agreement, the Merger Agreement or the Transactions. Nothing in this Section 4.07 shall affect or impair any of Shareholder’s rights or remedies in connection with this Agreement.

Section 4.08 Documentation and Information. Except as required by Applicable Law (in which case Shareholder will notify the Company in advance of such public announcement), Shareholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby without the prior written consent of the Company. Shareholder consents to and authorizes the publication and disclosure by the Company and Parent of Shareholder’s identity and holding of Shareholder’s Covered Shares, the nature of Shareholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information regarding Shareholder, in each case that the Company or Parent reasonably determine, upon advice of outside counsel, is required to be disclosed by Applicable Law in the Joint Proxy Statement/Prospectus or the Registration Statement (including all schedules and documents filed with the SEC) or any other disclosure document in connection with the Transactions (including a Schedule 13D), and the inclusion of any such information in any press release. Shareholder agrees to promptly notify the Company and Parent of any required corrections with respect to any information supplied by or on behalf of Shareholder specifically for use in any such disclosure document, if and to the extent that any such information shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

Section 4.09 Cooperation. Shareholder shall, at the Company’s request, reasonably cooperate with the Company and Parent in connection with the Company and/or Parent’s efforts to obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary to consummate the Transactions.

Section 4.10 Shareholders Agreement. At the Closing, each of the Shareholder Parties shall deliver to Parent a duly executed counterpart to the Shareholders Agreement, which Shareholders Agreement shall be in the form attached hereto as Exhibit A.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to (a) any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended from time to time and to any rules or regulations promulgated thereunder; provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation, as amended (and, in the case of statutes, any rules and regulations promulgated under such statutes), in each case, as of such date, (b) from or through any date means, unless otherwise specified, from and including or through and including, respectively, (c) the “date hereof” means the date of this Agreement and (d) a “party” or the “parties” mean the parties to this Agreement unless otherwise specified or the context otherwise requires. The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. The term “Affiliate” as used with respect to any Shareholder Party shall not include Parent or any of its Subsidiaries, and solely for purposes of Section 4.03(a), shall not include any portfolio companies of any Shareholder Party, so long as the applicable directors, officers or employees of such portfolio companies are not, directly or indirectly, directed or encouraged by a Shareholder Party or any of its partners, directors, officers, employees or other Representatives to act in violation of Section 4.03(a). The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 5.02. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any person upon the earliest to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms. In addition to the foregoing, the obligations of Shareholder set forth in Section 1.01 may be terminated by Shareholder upon written notice to the Company at any time following (i) a Parent Adverse Recommendation Change involving or relating to a Parent Superior Proposal, (ii) any change to the Merger Consideration that is adverse to Shareholder or (iii) any other amendment to the Merger Agreement that is adverse to Shareholder in any material respect. Notwithstanding the foregoing, the provisions of this Section 5.02 and Sections 5.01, 5.04, 5.05, 5.06, 5.07, 5.08, 5.10, 5.12, 5.13, 5.14, 5.15 and 5.16 of this Agreement shall survive any termination of this Agreement and nothing herein shall relieve any party from liability for any breach of this Agreement; provided that with respect to any breach of Section 4.03 of this Agreement, the Company’s sole and exclusive remedy against the Shareholder Parties shall be equitable remedies pursuant to Section 5.11.

Section 5.03. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership (whether beneficial ownership or otherwise) of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Shareholder or Shareholder’s permitted transferee, and the Company shall have no authority to direct Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 5.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense,

Section 5.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto, are not intended to confer upon any Person other than the parties hereto any rights, benefits, remedies, obligations or liabilities hereunder. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Shareholder may transfer or assigns its rights and obligations to the applicable transferee in connection with a Permitted Transfer.

Section 5.06. Governing Law. This Agreement and all Proceedings (whether civil, criminal or administrative and whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof or thereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 5.07. Jurisdiction. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or Proceeding relating to the Transactions, on behalf of itself or its property, in accordance with Section 5.12 or in such other manner as may be permitted by Applicable Law, and nothing in this Section 5.07 shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law; (b) irrevocably and unconditionally consents and submits itself and its property in any action or Proceeding to the exclusive general jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware in the event any dispute arises out of this Agreement or the Transactions, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or Proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Delaware Court of Chancery (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware; (e) waives any objection that it may now or hereafter have to the venue of any such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any action relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of the parties hereto agrees that a final judgment in any action or Proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

Section 5.08. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

(B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08.

Section 5.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, including by facsimile or by email with .pdf attachments, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed and delivered (by electronic communication, facsimile or otherwise) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 5.11. Specific Performance. The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (a) for any breach of the provisions of this Agreement or (b) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that, except where this Agreement is terminated in accordance with Section 5.02, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages, and each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

Section 5.12. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

if to the Company, to:

Mobile Mini, Inc.

4646 E. Van Buren Street

Phoenix, AZ 85008

Attention:   Kelly Williams

                   Chris Miner

Email:        kwilliams@mobilemini.com

                   cminer@mobilemini.com

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Phillip R. Mills

Email:      phillip.mills@davispolk.com

if to Shareholder, to:

Sapphire Holding S.à.r.l.

20, rue Eugene Ruppert

Luxembourg, L-2453 Luxembourg

Attention: Directors

Email:       tdrlux@tdrcapital.com

                  notifications@tdrcapital.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Ave.

New York, NY 10022

Attention:    Eric Schiele

                    David Klein

Email:         eric.schiele@kirkland.com

                     dklein@kirkland.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 5.13. Defined Terms. All other capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement; provided that, for purposes of this Agreement, Parent shall not be deemed a Subsidiary or Affiliate of Shareholder.

Section 5.14. No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 5.15. No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto, are not intended to confer upon any Person other than the parties hereto any rights, benefits, remedies, obligations or liabilities hereunder.

Section 5.16. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as a deed as of the date first above written.

MOBILE MINI, INC.

By:	/s/ Kelly Williams
	Name:	Kelly Williams
	Title:	President & CEO

[SIGNATURE PAGE TO VOTING AGREEMENT]

SAPPHIRE HOLDING S.À.R.L.

By:	/s/ Jan Willem Overheul
	Name:	Jan Willem Overheul
	Title:	Manager

[SIGNATURE PAGE TO VOTING AGREEMENT]

TDR CAPITAL II HOLDINGS L.P.
acting by its manager TDR CAPITAL LLP

By:	/s/ Blair Thompson
	Name:	Blair Thompson
	Title:	Partner

in the presence of:

Signature of witness:	/s/ Elisabeth Thea

Name of witness:	Elisabeth Thea

Address:	20 Bentinck Street, London WIU 2EU

[SIGNATURE PAGE TO VOTING AGREEMENT]

TDR CAPITAL LLP
In its capacity as manager to TDR Capital II Holdings L.P.

By:	/s/ Blair Thompson
	Name:	Blair Thompson
	Title:	Partner

in the presence of:

Signature of witness:	/s/ Elisabeth Thea

Name of witness:	Elisabeth Thea

Address:	20 Bentinck Street, London WIU 2EU

[SIGNATURE PAGE TO VOTING AGREEMENT]

Exhibit A

Form of Shareholders Agreement

(See attached.)

SHAREHOLDERS AGREEMENT

dated as of

[●], 2020

among

SAPPHIRE HOLDING S.À.R.L.,

TDR CAPITAL II HOLDINGS L.P.,

TDR CAPITAL LLP,

and

[COMBINED CORPORATION]

i

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of [●], 2020, is entered into by and among [Combined Corporation], a Delaware corporation (the “Company”), Sapphire Holding S.à.r.l. (“Holdings”), TDR Capital II Holdings L.P. (“Parent”) and TDR Capital LLP, in its capacity as manager of Parent (“Manager”, together with Holdings, Parent and each Person that has executed and delivered to the Company a joinder to this Agreement in accordance with Section 3.01(d), the “Shareholders”).

WHEREAS, the Company and Holdings desire to terminate that certain Shareholders Agreement, dated as of November 29, 2017 (the “Original Shareholders Agreement”), by and among Williams Scotsman Holdings Corp., the Company, Holdings, Algeco Scotsman Global S.à.r.l., Algeco Scotsman Holdings Kft., and solely for the purposes of Section 2.01 thereof, Double Eagle Acquisition LLC and Harry E. Sloan pursuant to the terms thereof;

WHEREAS, the Company, Mobile Mini, Inc., a Delaware corporation (“Mobile Mini”), and Picasso Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of the Company (“Merger Sub”), have entered into that certain Agreement and Plan of Merger dated as of March 1, 2020 providing for the merger of Merger Sub with and into Mobile Mini (the “Merger Agreement”); and

WHEREAS, the Shareholders and the Company deem it in their best interests and in the best interests of the Company to enter into this Agreement to set forth their respective rights, duties and obligations in connection with the consummation of the merger contemplated by the Merger Agreement and Holdings’ investment in the Company.

NOW, THEREFORE, for good and valuable consideration the sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in this Article I.

“15% Condition” has the meaning set forth in Section 2.02(a).

“5% Condition” has the meaning set forth in Section 2.02(a).

“Affiliate” means, with respect to any Person, any other Person that, at the time of determination, directly or indirectly, whether through one or more intermediaries or otherwise, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, orders, writs, judgments, awards, injunctions or rulings of any Governmental Authority.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, London or Phoenix, Arizona are authorized or required by law to close.

“Bylaws” means the bylaws of the Company adopted on November 14, 2019, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement or as contemplated in the Merger Agreement.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as filed on November 29, 2017 with the Secretary of the State of Delaware and as the same may be amended, modified, supplemented or restated from time to time (including as contemplated in the Merger Agreement).

“Change of Control” means any transaction or series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that (a) results in or is in connection with any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers acquiring beneficial ownership, directly or indirectly, of a majority of the then issued and outstanding Common Stock, (b) results in or is in connection with the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company and its Subsidiaries (if any), on a consolidated basis, to any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith), or (c) results in the then-current holders of Common Stock collectively owning less than a majority of the voting power of the surviving entity immediately following consummation thereof.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company and any voting securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, or internal reorganization in the form of merger, consolidation or exchange, or similar transaction.

“Company” has the meaning set forth in the preamble.

“Competitively Sensitive Information” means Confidential Information designated by the general counsel of the Company that is competitively sensitive with respect to the applicable recipient in the reasonable discretion of the general counsel of the Company, including without limitation, such Confidential Information with respect to profit margins, product and brand costs and profit and loss information, price lists, customer and supplier lists and other customer and supplier specific information, customer contracts, purchase orders, statements of work, plans to increase or reduce production outside of the ordinary course, plans to enter or leave product or geographic markets or similar information, new products plans, purchasing patterns and pricing, supply arrangements, strategic alliances, promotional plans and advertising plans, to the extent that such information is not aggregated, redacted, anonymized or otherwise desensitized. For the avoidance of doubt, information regarding the overall financial performance of the Company or aggregated information that does not include any specific information on any of the matters set forth above shall not be deemed to be Competitively Sensitive Information.

“Confidential Information” means all confidential and proprietary information and data of the Company or any of its Subsidiaries disclosed or otherwise made available to any Shareholder or any Representative (in such Person’s capacity as such) thereof (together, for this purpose, a “Recipient”) pursuant to the terms of this Agreement, whether disclosed electronically, orally or in writing or through other methods made available to the Recipient. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information will not include any information (a) already in the public domain at the date of the transmission, or which has become generally available to the public other than as a result of a disclosure by the Recipient in breach of this Agreement, (b) in the Recipient’s possession and which is not, or was not at the time of acquisition of possession, to the Recipient’s actual knowledge, covered by any confidentiality

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agreements between the Recipient, on the one hand, and the Company or any of its Subsidiaries, on the other hand, (c) which the Recipient may receive on a non-confidential basis from a third party and which is not, to the Recipient’s actual knowledge, covered by a confidentiality agreement with the Company or any of its respective Subsidiaries or (d) that was provided prior to the date hereof and is subject to the Confidentiality Agreement.

“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement, dated as of April 30, 2019 and amended as of January 7, 2020, by and among the Company, Mobile Mini and Manager.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving notice to, or registration with, any Governmental Authority or any other action in respect of any Governmental Authority.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi- governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Applicable Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Holdings” has the meaning set forth in the preamble.

“Holdings Board Member” has the meaning set forth in Section 2.02(a).

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Lock-up Period” has the meaning set forth in Section 3.01(a).

“Manager” has the meaning set forth in the preamble.

“Merger Agreement” has the meaning set forth in the preamble.

“Organizational Documents” means the Bylaws and the Certificate of Incorporation.

“Overlapping Business” means any Person that offers products or services that directly compete with products or services offered by the Company in the same geographic area (“Competing Products”), which Competing Products generate annual revenue that is at least 15% of the consolidated annual revenue of the Company.

“Parent” has the meaning set forth in the preamble.

“Permitted Transferee” means, with respect to any Shareholder, an Affiliate of such Shareholder, a general partner or manager of such Shareholder or any of its Affiliates (excluding any other portfolio company thereof), any fund which has the same general partner or manager as such Shareholder or any of their Affiliates, any fund in respect of which such Shareholder or one of its/their Affiliates is a general partner or manager, including, with respect to Holdings, without limitation TDR Capital Nominees Limited.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

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“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SEC” has the meaning set forth in Section 2.03(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, (a) does not directly or indirectly own or have the right to acquire any outstanding Common Stock or (b) is not a Permitted Transferee of any Person who directly or indirectly owns or has the right to acquire any Common Stock.

“Transfer” means to, directly or indirectly, offer, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Common Stock owned by a Person or any interest (including a beneficial interest) in any Common Stock owned by a Person, including establishing or increasing a put equivalent position, or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any shares of Common Stock beneficially owned by such Shareholder.

ARTICLE II.

CONFIDENTIALITY; BOARD DESIGNATION; STANDSTILL

Section 2.01 Confidentiality.

(a)

Each Shareholder will, and will cause its Representatives to, (i) keep confidential all Confidential Information received by it from the Company or any of its Subsidiaries or controlled Affiliates and not disclose or reveal any such information to any Person without the prior written consent of the Company, other than to such Shareholder’s Representatives whom such Shareholder determines in good faith need to know such information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by such Shareholder in the Company, and (ii) use its reasonable best efforts to cause its Representatives to observe the terms of this Section 2.01 as if they were parties to this Agreement; provided, however, that nothing herein will prevent any Shareholder from disclosing any information that is required to be disclosed by Applicable Law so long as, prior to such disclosure, such Shareholder, unless prohibited by Applicable Law, uses its reasonable efforts to notify the Company of any such disclosure, uses reasonable efforts (at the Company’s sole expense) to limit the disclosure to only those portions that are required to be disclosed under such Applicable Law and maintains the confidentiality of such other information to the maximum extent permitted by Applicable Law.

(b)

In furtherance and not in limitation of the foregoing, each Holdings Board Member shall be permitted to share Confidential Information with Holdings, Parent and Manager and any of each of Holdings’, Parent’s and Manager’s Representatives or Permitted Transferees; provided that, under no circumstances shall any Holdings Board Member or any of Holdings, Parent, Manager or any of their respective Representatives or Permitted Transferees be permitted to share Confidential Information with (i) any portfolio company of Parent or any portfolio company of any of Parent’s Affiliates or (ii) any Person who holds a management position in a portfolio

4

company of Parent or a portfolio company of any of Parent’s Affiliates that is an Overlapping Business. Parent agrees on behalf of itself and its Affiliates that any Person who receives Competitively Sensitive Information pursuant to this Agreement will not, until the date that is 9 months following the latest time at which any such Person received such Competitively Sensitive Information, hold a management position in an Overlapping Business.

(c)

With respect to Parent, Holdings, Manager and their respective Representatives, including each Holdings Board Member, the restrictions set forth in this Section 2.01 shall survive until the date that is two years after the date on which the 5% Condition is no longer satisfied.

(d)

Notwithstanding anything to the contrary in the foregoing, the parties acknowledge that each Shareholder and its Affiliates, partners, officers and employees may serve as directors (or in similar roles) of portfolio companies of Parent or its Affiliates (“Dual Role Persons”), and such Shareholder shall not be deemed to be in breach of its obligations in this Section 2.01, and any such portfolio company will not be deemed to have received Confidential Information, solely due to the dual role of any such Dual Role Person so long as such Dual Role Person does not (i) provide or otherwise communicate any Confidential Information to such portfolio company or the directors, officers, employees, consultants or advisors of any such portfolio company, other than another Dual Role Person, (ii) direct or encourage such portfolio company to act with respect to any Confidential Information or (iii) use such Confidential Information other than in connection with evaluating, monitoring or taking any other action with respect to the investment by such Shareholder in the Company; provided that no officer or employee of any Shareholder or any of its Affiliates who has received any Competitively Sensitive Information may serve as director (or in similar role) of any portfolio company of Parent or any of its Affiliates that is an Overlapping Business for as long as such information received remains Competitively Sensitive Information. For purposes of this Section 2.01(d), the Company shall, upon request of Parent, use reasonable efforts to aggregate, anonymize, redact or otherwise desensitize Confidential Information to the extent practicable such that it no longer constitutes Competitively Sensitive Information.

(e)

Notwithstanding anything to the contrary provided herein, any partner, officer or employee of any Shareholder or any of their respective Affiliates may serve as a director (or in similar role) of a portfolio company of any Shareholder or any of its Affiliates that is an Overlapping Business (provided that, for purposes of this Section 2.01(e), the reference to “is at least 15%” in the definition of Overlapping Business shall be deemed to be a reference to “represents any”), and serve as a Holdings Board Member; provided that, in such circumstances, the Company shall have the right, in the reasonable discretion of the general counsel of the Company, to deny any such Holdings Board Member access to any Competitively Sensitive Information. For purposes of this Section 2.01(e), the Company shall, upon request of Parent, use reasonable efforts to aggregate, anonymize, redact or otherwise desensitize Confidential Information to the extent practicable such that it no longer constitutes Competitively Sensitive Information.

(f)	Nothing in this Section 2.01 shall prohibit any Shareholder or any of its Affiliates from acquiring or owning securities or other investments in any Overlapping Business.

Section 2.02 Board Designation.

(a)

From and after the date hereof, (i) for so long as Holdings, together with its Permitted Transferees, beneficially owns at least 15% of the outstanding shares of Common Stock (the “15% Condition”), Holdings shall have the right to require the Company to nominate, and use its best efforts to have elected to the Board at any annual or special meeting of the Company’s stockholders, two individuals designated by Holdings and who satisfy the director qualification criteria set forth in the charter of the Nominating and Corporate Governance Committee of the Company (each, a “Holdings Board Member”), (ii) for so long as Holdings, together with its Permitted Transferees, beneficially owns at least 5% but less than 15% of the outstanding shares of Common Stock (the “5% Condition”), Holdings shall have the right to require the Company

5

to nominate, and use its best efforts to have elected to the Board at any annual or special meeting of the Company’s stockholders, one Holdings Board Member. The initial Holdings Board Members shall be Gary Lindsay and Stephen Robertson. If neither the 15% Condition nor the 5% Condition is satisfied, Holdings shall not have the right to designate a Holdings Board Member to the Board. Upon being appointed as a Holdings Board Member, such Holdings Board Member shall execute a resignation letter, tendering his or her resignation from the Board, effective upon the 15% Condition or the 5% Condition, as applicable, no longer being satisfied; provided, that if Holdings no longer has the right to designate a Holdings Board Member because the 15% Condition is no longer satisfied, Holdings shall be entitled to designate which Holdings Board Member shall resign.

(b)

If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board with respect to a Holdings Board Member, (i) Holdings may designate another individual who satisfies the director qualification criteria set forth in the charter of the Nominating and Corporate Governance Committee of the Company (the “Replacement Nominee”) to fill such vacancy and serve as a Holdings Board Member and (ii) the Company will cause the Board to promptly appoint the Replacement Nominee to the Board.

Section 2.03 Standstill Restrictions. From the date of this Agreement and until the date on which Parent beneficially owns a number of shares of Common Stock that constitutes less than 5% of the outstanding Common Stock (the “Standstill Period”), Holdings shall not, and shall cause all of its respective Subsidiaries and Affiliates not to, directly or indirectly through another Person, unless expressly invited in a writing with the approval of the Board (provided, that the Holding Board Members shall not participate in such decision):

(a)

acquire, agree to acquire, propose, seek or offer to acquire or announce the intention to acquire, or knowingly facilitate the acquisition or ownership of (whether publicly or otherwise and whether or not subject to conditions) any equity securities, loans, debt securities or assets of the Company or any of its Subsidiaries, or any warrant, option or other direct or indirect right to acquire any such securities, loans or assets;

(b)

enter into, agree to enter into, propose, or seek or offer to enter into or knowingly facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction (including a Change of Control) involving the Company or any of its Subsidiaries;

(c)

initiate, knowingly encourage, make, or in any way participate or engage in, any “solicitation” of “proxies” as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) to vote, or seek to advise or influence any person (other than any Permitted Transferees) with respect to the voting of, any voting securities of the Company (including, for the avoidance of doubt, indirectly by means of communication with the press or media), in each case, other than in a manner in accordance with the recommendation of the Board;

(d)

file with the SEC a proxy statement or any supplement thereof or any other soliciting material in respect of the Company or its shareholders that would be required to be filed with the SEC pursuant to Rule 14a-12 or other provisions of the Exchange Act;

(e)	nominate or recommend for nomination a person for election at any shareholder meeting of the Company at which directors of the Board are to be elected, other than pursuant to Section 2.02;

(f)	submit any shareholder proposal for consideration at, or bring any other business before, any shareholder meeting of the Company;

(g)	initiate, knowingly encourage, or actively participate or engage in, any “withhold” campaign with respect to any shareholder meeting of the Company;

6

(h)

form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company, other than with the Permitted Transferees;

(i)	call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the Shareholders;

(j)	otherwise act, alone or in concert with others, to seek to control the management of the Company;

(k)	disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing; or

(l)

advise, assist or knowingly encourage or enter into any negotiations, agreements or arrangements with any other persons (other than any Permitted Transferees) in connection with the foregoing (provided, that this paragraph (l) shall not restrict a Shareholder’s ability to Transfer its Common Stock in accordance with Section 3.01);

provided that the foregoing limitations will (i) in no way limit the activities of any Person appointed to the Board pursuant to the terms of the Merger Agreement or this Agreement taken in his or her capacity as a director of the Company, (ii) not preclude the exercise of any rights received as a dividend or other distribution in a rights offering or other issuance in respect of any Common Stock beneficially owned by Holdings, (iii) not require Holdings or any of its Affiliates to vote its Common Stock with respect to any matter in any given manner or at all and not restrict Holdings or any of its Affiliates from publicly stating how it intends to vote on any particular matter and (iv) not limit Holdings or its Affiliates from participating in any auction process initiated by the Company or any of its Subsidiaries with respect to its assets in which the Company has invited in writing Holdings or any of its Affiliates to participate. Holdings further agrees that during the Standstill Period it will not (and will ensure that its controlled Affiliates and any person acting on behalf of or in concert with it or any of its controlled Affiliates will not), directly or indirectly (x) make any request directly or indirectly, to amend or waive any provision of this Section 2.03 (including this sentence), or (y) take any action (except as expressly permitted herein) that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger or other extraordinary transaction described in this Section 2.03 with it or any of its controlled Affiliates. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 2.03 shall be inoperative and of no force or effect if (A) the Company enters into a definitive agreement providing for a Change of Control (solely for the purposes of this sentence, whether or not such Change of Control is with a Third Party Purchaser) or (B) the Board fails to publicly recommend against any tender or exchange offer for Common Stock commenced by another Person within ten business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act.

ARTICLE III.

RESTRICTIONS ON TRANSFER

Section 3.01 General Restrictions on Transfer.

(a)

Except as permitted by Section 3.01(b), Holdings will not, and will cause each of its Permitted Transferees not to, from the date hereof until the six month anniversary of the date hereof (the “Lock-up Period”), Transfer any of the Common Stock that it beneficially owns; provided that such restriction may be waived or amended by (x) the Related Party Transactions Committee of the Board, or (y) if such committee is no longer in existence, the Board. Following the expiration of the Lock-up Period, Holdings and each of its Permitted Transferees may Transfer any Common Stock held by Holdings; provided that Holdings shall not, and shall cause each of its Permitted Transferees not to, Transfer (i) more than 50% of the Common Stock held by Holdings as of the date of this Agreement during the one year period following the Lock-up Period, (ii) Common Stock to any “person” or “group” (in each case within the meaning of Section 13(d) of the 1934 Act), in a single transaction or series of related transactions, if such “person” or “group”

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beneficially owns more than 5.0% of the then-outstanding shares of Common Stock or would hold, as a result of such transfer, more than 5.0% of the then-outstanding shares of Common Stock or (iii) until such time that Holdings, together with its Permitted Transferees, beneficially owns less than 5% of the then-outstanding shares of Common Stock, Common Stock constituting more than 2.5% of the then-outstanding Common Stock in any 90-day period in an open market sale or block trade, unless through a marketed offering or a privately negotiated sale so long as any such privately negotiated sale is to the ultimate investor and not an intermediary; provided, further, that the foregoing requirements may be waived or amended by (x) the Related Party Transactions Committee of the Board, or (y) if such committee is no longer in existence, the Board (provided, that the Holdings Board Members shall not participate in such decision). Without limiting the foregoing, Holdings shall comply with the Securities Trading Policy of the Company with respect to each Transfer of Common Stock.

(b)

The provisions of Section 3.01(a) shall not apply to any Transfer by Holdings or its Permitted Transferees (i) of all (or a portion of) of its Common Stock to a Permitted Transferee, (ii) pursuant to a merger, stock sale, consolidation or other business combination of the Company with a Person that is unaffiliated with the Shareholders or (iii) solely in connection with the pledging of any Common Stock or any exercise of lender’s rights or remedies, including without limitation any subsequent Transfer by such lender, pursuant to any loan agreement with a bona fide financial institution. For the avoidance of doubt, any exercise of any lender’s rights and/or remedies under any such loan agreement and any transfer following any exercise of such remedies shall not be limited or restricted by any provision of this Agreement.

(c)

In addition to any legends required by Applicable Law, each certificate (if any) representing the Common Stock of the Company held by the Shareholders shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.”

(d)

Prior notice shall be given to the Company by the transferor of any Transfer permitted by this Section 3.01 (whether or not to a Permitted Transferee) of any Common Stock at least three Business Days prior to the date of any such Transfer. Prior to or concurrently with the consummation of any Transfer to a Permitted Transferee, Holdings shall cause the transferee to execute and deliver to the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement. Upon any Transfer by Holdings of any of its Common Stock to a Permitted Transferee, in accordance with the terms of this Agreement, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement of, the transferor thereof.

(e)

Notwithstanding any other provision of this Agreement, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock (i) except as permitted under the Securities Act and other applicable federal or state securities laws, (ii) if it would cause the Company or any of its Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) if it would cause the assets of the Company or any of its Subsidiaries to be deemed plan assets as defined under the Employee Retirement Income Security Act of 1974, as amended, or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company.

(f)

Any attempt to Transfer any Common Stock that is not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer and the purported transferee in any such Transfer shall not be treated as the owner of such Common Stock for any purposes of this Agreement.

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ARTICLE IV.

OTHER AGREEMENTS

Section 4.01 Termination of Original Agreement.

Pursuant to Section 7.01 of the Original Shareholders Agreement, Holdings and the Company hereby agree to terminate the Original Shareholders Agreement in its entirety effective as of the date hereof.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Section 5.01 Shareholder Representations and Warranties. Each Shareholder represents and warrants to the Company and each other Shareholder that:

(a)

Such Shareholder is an entity duly organized and validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)

The execution and delivery of this Agreement, the performance by such Shareholder of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other company action of such Shareholder. Such Shareholder has duly executed and delivered this Agreement.

(c)

This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority (other than the filing of any required reports with the SEC).

(d)

The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of such Shareholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which such Shareholder is a party.

(e)

Except for this Agreement, the Amended and Restated Registration Rights Agreement, dated as of November 29, 2017, by and among the Company, Holdings and certain other parties, and the Margin Loan Agreement, dated as of August 22, 2018, among Holdings, the lenders party thereto and Barclays Bank plc (as administrative agent and calculation agent) and the accompanying Pledge and Security Agreement, to the extent applicable, such Shareholder is not bound by any other agreements or arrangements of any kind with any other party with respect to the Common Stock, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (regardless of whether or not such agreements and arrangements are with the Company or any other Shareholder).

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ARTICLE VI.

TERM AND TERMINATION

Section 6.01 Termination.

This Agreement shall terminate upon the earliest of: (a) the date on which neither Holdings nor any of its Permitted Transferee(s) beneficially owns at least 5% of the then outstanding Common Stock; provided that, Section 2.01 shall survive for the duration specified therein; (b) the dissolution, liquidation, or winding up of the Company; or (c) upon the written agreement of the Company and Holdings.

Section 6.02 Effect of Termination.

(a)

The termination of this Agreement shall terminate all further rights and obligations of the Shareholders under this Agreement except that such termination shall not effect: (i) the existence of the Company; (ii) the obligation of any party to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination; (iii) the rights which any Shareholder may have by operation of law as a Shareholder; or (iv) the rights contained herein which are intended to survive termination of this Agreement.

(b)	The following provisions shall survive the termination of this Agreement: this Section 6.02 and Section 7.02, Section 7.09, Section 7.10 and Section 7.12.

ARTICLE VII.

MISCELLANEOUS

Section 7.01 Expenses.

Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

if to Holdings, Parent or Manager:

Sapphire Holding S.à.r.l.

20, rue Eugene Ruppert

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Luxembourg, L-2453 Luxembourg

Attention:    Directors

Email:          tdrlux@tdrcapital.com

    notifications@tdrcapital.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: David M. Klein, P.C., Eric Schiele, P.C.

E-mail: dklein@kirkland.com, eric.schiele@kirkland.com

if to the Company to:

[Combined Corporation]

901 S. Bond Street, #600

Baltimore, MD 21231

Attention: Tim Lopez

E-mail: hezron.lopez@willscot.com

with a copy to (which shall not constitute notice):

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: William Schwitter

Facsimile: (212) 610-6399

E-mail: william.schwitter@allenovery.com

Section 7.03 Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 7.04 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

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Section 7.05 Entire Agreement.

This Agreement and the Organizational Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 7.06 Amendment and Modification; Waiver.

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the Company and Holdings. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.07 Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, to the extent permitted under Article III hereof.

Section 7.08 No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09 Governing Law; Jurisdiction.

(a)

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

(b)

Each of the parties agrees that it shall bring any action or proceeding in respect of any claim arising under or relating to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware (or if such court declines to accept jurisdiction over a particular matter, any state or Federal court located within the State of Delaware) (the “Chosen Courts”) and, solely in connection with such claims, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to the laying of venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (d) agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.02 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. The consent to jurisdiction set forth in this Section 7.09 shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 7.09. The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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Section 7.10 Equitable Remedies.

Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement. In the event that any party files a suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conduction the suit, including reasonable attorney’s fees and expenses.

Section 7.11 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.12 Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.13 Actions by the Company.

Any actions, including without limitation any decisions, waivers, requests or consents, to be taken or made by the Company under this Agreement shall only be made with (i) prior approval of the Related Party Transactions Committee of the Board, or (ii) if such committee is no longer in existence, prior approval of the Board (provided, that the Holdings Board Members shall not participate in such decision).

Section 7.14 Section 16 Matters.

So long as the Shareholders have the right to designate a Holdings Board Member, the Board shall take such action as is reasonably necessary to cause the exemption of any acquisition or disposition of Common Stock or other equity securities by the Shareholders in connection with a sale of the Company from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3, including by passing one or more exemptive resolutions in connection with each purported acquisition or disposition of Common Stock or other equity securities by the Shareholders in connection with a sale of the Company.

Section 7.15 Trading Restriction Periods.

For so long as Holdings is entitled to designate a Holdings Board Member, Holdings shall, and shall cause each of its controlled Affiliates to, abide by the provisions of the Securities Trading Policy of the Company in the form attached hereto in Exhibit B that are generally applicable to any Covered Person under the headings (i) “Quarterly Trading Restrictions” and (ii) “Event-Specific Trading Restriction Periods” (and, for purposes of this clause (ii), solely with respect to restrictions that are communicated reasonably in advance in writing to Holdings by the Company), but subject to the permitted exceptions therein.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Company:

[COMBINED CORPORATION]

By:
Name:
Title:

Shareholders:

SAPPHIRE HOLDING S.À.R.L.

By:
Name:
Title:

TDR CAPITAL II HOLDINGS L.P. acting by its manager TDR CAPITAL LLP

By:
Name:
Title:

In presence of:

Signature of Witness:

Name of Witness:

Address:

[Signature Page to Shareholders Agreement]

TDR CAPITAL LLP
In its capacity as manager to TDR Capital II
Holdings L.P.

By:
Name:
Title:

In presence of:

Signature of Witness:

Name of Witness:

Address:

Exhibit A

EXHIBIT A JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders Agreement dated as of [●] (as the same may be amended from time to time, the “Shareholders Agreement”) among [Combined Corporation], a Delaware corporation (the “Company”), Sapphire Holding S.à.r.l. (“Holdings”), TDR Capital II Holdings L.P. (“Parent”) and TDR Capital LLP (“Manager”, together with Holdings, Parent and each Person that has executed and delivered to the Company a joinder to this Agreement in accordance with Section 3.01(d), the “Shareholders”).

Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges and agrees that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party under the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of the Shareholder from whom it has acquired the Common Stock (to the extent permitted by the Shareholders Agreement) as if it had executed the Shareholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below. Date: [            ], 20[    ]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [ ], 20[ ]:

By:
Name:
Title:

A-1

Exhibit B

SECURITIES TRADING POLICY

PURPOSE

The Board of Directors (the “Board”) of [Combined Corporation] (the “Company”) has adopted this Securities Trading Policy (this “Policy”) to provide guidelines to all officers, directors and employees of the Company with respect to transactions in the Company’s securities, and the handling of confidential information about the Company and the companies with which the Company does business, including compliance with securities laws that prohibit certain persons who are aware of material non-public information (commonly known as “MNPI”) about a company from (i) trading in securities of that company and (ii) providing material non-public information to other persons who may trade on the basis of that information.

Federal and state securities laws prohibit the purchase or sale of a company’s securities by anyone who is aware of material information about a company that is not generally known by or available to the public. These laws also prohibit anyone who is aware of material non-public information from disclosing this information to others who may trade. Companies and their controlling persons may also be subject to liability if they fail to take reasonable steps to prevent insider trading by company personnel.

This Policy is designed to prevent insider trading or even allegations of insider trading. Your strict adherence to this Policy will help safeguard both your and our reputation and will further ensure that we conduct our business with the highest level of integrity and in accordance with the highest ethical standards.

COVERED PERSONS

This Policy applies to:

•	you as an officer, director and/or employee of the Company or one of its subsidiaries;

•

the family members and others who reside in your household, and to any family members who do not live in your household but whose transactions in Company Securities (as defined below) are directed by you or are subject to your influence or control (such as parents, in-laws or children who consult with you before they trade in Company Securities) (“Family Members”);

•	any entities, such as corporations, partnerships or trusts, that you influence or control (“Controlled Entities”); and

•	our contractors or consultants, who have access to material non-public information about the Company, and their Family Members and Controlled Entities.

We refer to the individuals and entities listed above as “Covered Persons” in this Policy, and to be clear, transactions by your Family Members and Controlled Entities will be treated as your transactions under this Policy and federal securities laws.

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COVERED TRANSACTIONS

This Policy applies to virtually all transactions in the Company’s securities, including common stock, options to purchase common stock, preferred stock, warrants, debt securities (e.g., convertible, senior or subordinated notes) and any other securities issued by the Company (“Company Securities”). Company Securities also include derivative securities relating to the Company’s stock, even if not issued by the Company, such as exchange-traded options (e.g., puts and calls).

RESPONSIBILITY

You have ethical and legal obligations to maintain the confidentiality of information about the Company and to not engage in transactions in Company Securities while in possession of material non-public information. You are responsible for making sure that you and your Family Members and Controlled Entities comply with this Policy. In all cases, the responsibility for determining whether an individual is in possession of material non-public information rests with that individual, and any action on the part of the Company, our General Counsel, or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. You could be subject to severe legal penalties and disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws, as described below under the heading “Consequences of Violations.”

ADMINISTRATION

This Policy will be administered by our General Counsel and any other employees of the Company designated by the General Counsel. All determinations and interpretations by our General Counsel will be final and not subject to review.

POLICY STATEMENT

It is the Company’s policy that a Covered Person, who is aware of material non-public information relating to the Company, may not, directly or indirectly through other persons or entities:

•

engage in transactions in Company Securities, except as specified in this Policy under the headings “Transactions Under Company Plans,” “Transactions Not Involving a Purchase or Sale” and “Rule 10b5- 1 Plans;”

•	recommend the purchase or sale of any Company Securities;

•

disclose material non-public information to persons within the Company whose jobs do not require them to have that information, or outside of the Company to other persons (including, but not limited to, family, friends, business associates, investors and third-party service providers, such as consulting firms), unless any such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company; or

•	assist anyone engaged in the above activities.

In addition, it is our policy that no Covered Person who, in the course of working for or with the Company, learns of material non-public information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material.

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Unless specified in this Policy, there are no exceptions to this Policy. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure), or small transactions, are not exempt from this Policy. Federal securities laws do not recognize mitigating circumstances, and in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct.

Remember, it makes no difference whether or not you relied upon or used material non-public information in deciding to trade: the bottom line is that if you are aware of material non-public information about the Company, the prohibitions set forth in this Policy apply.

MATERIAL NON-PUBLIC INFORMATION

Material Information. Information is considered “material” if a reasonable investor would consider the information important in making a decision to buy, hold or sell securities. Any information that could be expected to affect a company’s stock price (positively or negatively) should be considered material. There is no bright-line standard for assessing materiality; instead, materiality is based on an assessment of all of the facts and circumstances and is often evaluated by enforcement authorities with the benefit of hindsight. While it is not possible to define all categories of material information, some examples of information that ordinarily would be regarded as material are:

•	projections of future earnings or losses, or other earnings guidance;

•	changes to prior earnings guidance, or the decision to suspend earnings guidance;

•	a proposed merger, acquisition, or joint venture;

•	a proposed acquisition or disposition of a significant asset;

•	a restructuring;

•	a significant related-party transaction;

•	a change in dividend policy, the declaration of a stock split, or offering additional securities;

•	changes in bank borrowings or other financing transactions out of the ordinary course;

•	the establishment of a repurchase program for Company Securities;

•	a change in management;

•	a change in auditors or notification that the auditor’s reports may no longer be relied upon;

•	pending or threatened significant litigation, regulatory action or investigation, or the resolution of such litigation, action or investigation;

•	impending bankruptcy or the existence of severe liquidity problems;

•	cybersecurity risks and incidents, including vulnerabilities and breaches;

•	the gain or loss of a significant customer or supplier; or

•	the imposition of a ban on trading in Company Securities or the securities of another company.

When Information is Considered Public. Information that has not been disclosed to the public is generally considered to be non-public information. In order to establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated. Information is considered to be widely disseminated if it has been disclosed through channels such as Bloomberg, the Dow Jones “broad tape,” newswire services, a broadcast on widely-available radio or television programs, publication in a widely-available newspaper, magazine or news website, or public disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) that are available on the SEC’s website. By contrast, information is probably not considered to be widely disseminated if available only to the Company’s employees, if it is only available to a select group of analysts, brokers and institutional investors or if it only appears on the Company’s website.

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Once information is widely disseminated, it is still necessary to provide the investing public with sufficient time to absorb the information in order to avoid the implication of impropriety. Ordinarily, information should not be considered public until two full business days have passed after its formal release to the market. For example, (i) if the Company makes an announcement before the market opens on a Monday, you should not trade in Company Securities until Wednesday; or (ii) if the Company makes an announcement after the market closes on a Friday, you should not trade in Company Securities until Wednesday. Depending on the circumstances and the importance of the information at hand, the Company may determine that a longer or shorter period should apply to the release of specific material non-public information.

TRANSACTIONS UNDER COMPANY PLANS

This Policy does not apply to the following transactions, except as specifically noted:

•

Stock Option Exercises. This Policy does not apply to the exercise of a stock option acquired by a director, officer or employee pursuant to the Company’s incentive compensation plans or to the exercise of a tax withholding right pursuant to which a Covered Person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. This Policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.

•

Restricted Stock Awards. This Policy does not apply to the vesting of restricted stock or the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock. The Policy does apply, however, to any market sale of restricted stock.

•

401(k) Plan. This Policy does not apply to purchases of Company Securities in the Company’s 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. This Policy does apply, however, to certain elections you may make under the 401(k) plan, including: (a) an election to increase or decrease the percentage or amount of your periodic contributions that will be allocated to the Company stock fund; (b) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund; and (c) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance.

•	Other Similar Transactions. Any other purchase of Company Securities directly from the Company or sales of Company Securities to the Company are not subject to this Policy.

TRANSACTIONS NOT INVOLVING A PURCHASE OR SALE

Bona fide gifts are not transactions subject to this Policy, unless the person making the gift (i) has reason to believe that the recipient intends to sell the Company Securities while the Covered Person is aware of material non-public information or (ii) is subject to the trading restrictions specified below under the heading “Additional Procedures” and the sales by the recipient of the Company Securities occur during a Blackout Period (as defined below). Moreover, transactions in mutual funds that are invested in Company Securities are not transactions subject to this Policy.

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SPECIAL AND PROHIBITED TRANSACTIONS

Certain types of transactions pose a heightened legal risk and/or appearance of improper conduct. We have therefore adopted the following specific policies:

•

Short-Term Trading. Short-term trading of Company Securities may be distracting to the person and may unduly focus the person on the Company’s short-term stock market performance rather than the Company’s long-term business objectives. For these reasons, any director or Section 16 officer who purchases Company Securities in the open market may not sell any Company Securities of the same class during the six-month period following the purchase (or vice versa).

•

Frequent Trading. Frequent trading can be time consuming and distracting, and frequent trading of Company Securities can create an appearance of wrongdoing even if the decision to trade was based solely on public information. Therefore, we strongly discourage frequent trading of Company Securities and encourage our employees not to trade Company Securities for short-term trading profit.

•

Short Sales. Short sales of Company Securities (i.e., the sale of a security that the seller does not own) by any officer, director or employee are prohibited. Short sales may evidence an expectation on the part of the seller that the securities will decline in value and therefore have the potential to signal to the market that the seller lacks confidence in the Company’s prospects. Short sales may also reduce a seller’s incentive to seek to improve the Company’s performance. In addition, Section 16(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) prohibit officers and directors of the Company from engaging in short sales. (Short sales arising from certain types of hedging transactions are governed by the paragraph below captioned “Hedging Transactions.”)

•

Publicly-Traded Options. Given the relatively short term of publicly-traded options, transactions in options may create the appearance that you are trading based on material non-public information or focusing on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in put options and/or call options involving Company Securities, on an exchange or in any other organized market, are prohibited by this Policy. (Option positions arising from certain types of hedging transactions are governed by the paragraph below captioned “Hedging Transactions.”)

•

Hedging Transactions. Hedging or monetization transactions by any officer, director or employee are prohibited. These transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company Securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, you may no longer have the same objectives as the Company’s other stockholders.

•

Margin Accounts and Pledged Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware

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of material non-public information or otherwise is not permitted to trade in Company Securities, officers, directors and employees are prohibited from holding Company Securities in a margin account or otherwise pledging Company Securities as collateral for a loan. (Pledges of Company Securities arising from certain types of hedging transactions are governed by the paragraph above captioned “Hedging Transactions.”)

•

Standing and Limit Orders. Standing and limit orders (except standing and limit orders under approved 10b5-1 Plans) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing or limit instructions to a broker, and as a result the broker could execute a transaction when you are in possession of material non-public information. We therefore discourage placing standing or limit orders on Company Securities. If you must use a standing order or limit order, then the order should be limited to the shortest duration possible and should otherwise comply with the restrictions and procedures outlined below under the heading “Additional Procedures.”

ADDITIONAL PROCEDURES

The Company has established additional procedures in order to assist the Company in the administration of this Policy, to facilitate compliance with laws prohibiting insider trading while in possession of material non-public information and to avoid the appearance of any impropriety.

Individuals and entities subject to our quarterly or event-specific trading restrictions as described below, including directors, officers, and employees of the Company or one of its subsidiaries, as well as their respective Family Members and Controlled Entities, as such individuals have been designated and notified by our General Counsel, are referred to herein as “Designated Persons.”

Pre-Clearance Procedures

Designated Persons may not engage in any transaction in Company Securities without first obtaining pre-clearance of the transaction in writing from our General Counsel, who must consult with the Chairman of the Board (or, if the Chairman of the Board proposes to make any transaction in Company Securities, then a member of the Audit Committee of the Board) on any request for pre-clearance. A request for pre-clearance should be submitted to our General Counsel in writing at least three business days in advance of the proposed transaction. Our General Counsel will make every effort to respond to requests as quickly and expeditiously as possible. However, our General Counsel is not obligated to approve a transaction submitted for pre-clearance, and he or she may determine not to permit the trade.

If our General Counsel proposes to make any transaction in Company Securities, then our Chief Executive Officer (who must consult with the Chairman of the Board and with assistance from counsel other than our General Counsel) will be responsible for pre-clearing or denying the proposed trade in accordance with the procedures outlined herein.

If a request for pre-clearance is denied, then the individual who made the request should refrain from initiating any transaction in Company Securities and should not inform any other person of the restriction. If a request for pre-clearance is approved, then the individual who made the request has three business days to affect the transaction (or, if sooner, before commencement of a quarterly or event-driven Blackout Period). In the case of a pre-clearance for a 10b5-1 Plan, the plan must be established within seven business days (or, if sooner, before commencement of a quarterly or event-driven Blackout Period).

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When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material non-public information about the Company and should describe fully those circumstances when requesting pre-clearance.

To facilitate the process, the Company has prepared the pre-clearance form attached to this Policy as Exhibit A. You are encouraged to complete and provide the pre-clearance form to our General Counsel when requesting pre- clearance. You remain obligated to timely submit pre-clearance requests in writing, however, should you choose not to complete and return the pre-clearance form attached to this Policy.

Under no circumstance may a person trade or initiate a 10b5-1 Plan while aware of material non-public information about the Company, even if pre-cleared. Thus, if you become aware of material non-public information after receiving pre-clearance, but before the trade has been executed or the 10b5-1 Plan has been initiated, then you must not affect the pre-cleared transaction or initiate the pre-cleared plan.

Quarterly Trading Restrictions

Designated Persons must not trade Company Securities during certain periods (“Blackout Periods”) closely related to the preparation and announcement of our earnings. Our General Counsel, in consultation with our Chief Executive Officer and Chief Financial Officer, will determine which employees will be subject to these quarterly trading restrictions and notify such Designated Persons that they are subject to the restrictions. Our Blackout Periods include:

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with respect to our first fiscal quarter, the Blackout Period will begin on the 20th calendar day of March and end after two full business days have passed after the public release of our earnings results for the first quarter;

•

with respect to our second fiscal quarter, the Blackout Period will begin on the 20th calendar day of June and after two full business days have passed after the public release of our earnings results for the second quarter;

•

with respect to our third fiscal quarter, the Blackout Period will begin on the 20th calendar day of September and end after two full business days have passed after the public release of our earnings results for the third quarter; and

•

with respect to our fourth fiscal quarter, the Blackout Period will begin on the 15th calendar day of December and end on the third business day following the date of the public release of our earnings results for the fourth quarter.

Under very limited circumstances, a person (other than our directors and Section 16 officers) subject to this restriction may be permitted to trade during a Blackout Period, but only if our General Counsel concludes that the person does not in fact possess material non-public information. Persons wishing to trade during a Blackout Period must contact our General Counsel for approval at least three business days in advance of any proposed transaction involving Company Securities, as described above.

Event-Specific Trading Restriction Periods

There may be times when our directors or a limited number of officers and employees have knowledge of an event (e.g., a potential transaction) that is or may be material to the Company. It may be appropriate in these circumstances to prohibit those directors, officers and employees, as well as their Family Members and Controlled Entities, from trading Company Securities while the event remains material and nonpublic. Our General Counsel, in consultation with our Chief Executive Officer and Chief Financial Officer, will determine whether an event is material, and whether certain officers and employees will be subject to the event-specific trading restrictions, and notify such Designated Persons.

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Moreover, our financial results may be sufficiently material in a particular quarter that, in the judgment of our General Counsel, these situations would require that Designated Persons should refrain from trading in Company Securities even sooner than the typical Blackout Period described above. In that situation, our General Counsel may notify Designated Persons that they should not trade in the Company’s Securities, without disclosing the reason for the restriction.

The existence of an event-specific trading restriction period or extension of a Blackout Period will not be announced to the Company as a whole and should not be communicated to other persons. Even if our General Counsel has not designated you as a person who should not trade due to an event-specific restriction, you should not trade while aware of material non-public information. Exceptions will not be granted during an event-specific trading restriction period.

Exceptions

Quarterly and event-driven trading restrictions do not apply to transactions not subject to this Policy, as described above under the headings “Transactions Under Company Plans” and “Transactions Not Involving a Purchase or Sale.” In addition, the requirement for pre-clearance and the quarterly and event-driven trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 plans, described under the heading “Rule 10b5- 1 Plans.”

RULE 10B5-1 PLANS

Rule 10b5-1 under the Exchange Act provides a defense from insider trading liability under Rule 10b-5. In order to be eligible to rely on this defense, a person subject to this Policy must enter into a Rule 10b5-1 plan for transactions in Company Securities that meets certain conditions specified in the Rule (a “10b5-1 Plan”). If the plan meets the requirements of Rule 10b5-1, Company Securities may be purchased or sold under the 10b5-1 Plan without regard to certain insider trading restrictions. To comply with the Policy, a 10b5-1 Plan must be approved by our General Counsel and meet the requirements of Rule 10b5-1. In general, a 10b5-1 Plan must be entered into at a time when the person entering into the plan is not aware of material non-public information. Once the plan is adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party.

Any 10b5-1 Plan must be submitted for approval 14 days prior to the entry into the 10b5-1 Plan. No further pre- approval of transactions conducted pursuant to the 10b5-1 Plan will be required.

POST-TERMINATION TRANSACTIONS

This Policy continues to apply to transactions in Company Securities even after termination of service to the Company. If an individual is in possession of material non-public information when his or her service terminates, that individual may not trade in Company Securities until that information has become public or is no longer material. The pre-clearance procedures specified under the heading “Additional Procedures” above, however, will cease to apply to transactions in Company Securities upon the expiration of any Blackout Period or other Company-imposed trading restrictions applicable at the time of the termination of service.

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CONSEQUENCES OF VIOLATION

The purchase or sale of securities while aware of material non-public information, or the disclosure of material non-public information to others who then trade in the Company’s Securities, is prohibited by the federal and state laws. Insider trading violations are pursued vigorously by the SEC, U.S. Attorneys, state enforcement authorities and private plaintiffs as well as under the laws of foreign jurisdictions. Punishment for insider trading violations is severe and could include significant fines and imprisonment.

While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel.

In addition, an individual’s failure to comply with this Policy may subject the individual to Company-imposed sanctions, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. Of course, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish a person’s reputation and irreparably damage a career.

SUPPORT

Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from our General Counsel, who can be reached by telephone at [●] or by e-mail at [●].

CERTIFICATION

Each of Designated Persons must certify their understanding of, and intent to comply with, this Policy. A form of certification is attached to this Policy as Exhibit B.

This Policy was adopted by the Board on [●].

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Exhibit A

Request for Pre-Clearance Form

To:	General Counsel
[Combined Corporation] (the “Company”)

From:
Re:	Proposed transaction in Company Securities

This is to advise you that the undersigned intends to execute a transaction in the Company’s securities on [        ] [     ], 20[     ], and thereafter until the trading window shall close and does hereby request that the Company pre-clear the transaction as required by its Securities Trading Policy (the “Policy”).

The general nature of the transaction is as follows (e.g., open market purchase of 10,000 shares of common stock through NASDAQ or privately-negotiated sale of warrants for the purchase of 5,000 shares of common stock):

The undersigned is not in possession of material non-public information (as described in the Policy) about the Company and will not enter into the transaction if the undersigned comes into possession of any material non-public information about the Company between the date hereof and the proposed trade execution date.

The undersigned has read and understands the Policy [and the Company’s Section 16 Compliance Policy] and certifies that the above proposed transaction will not violate the Policy [and the Section 16 Compliance Policy].*

The undersigned agrees to advise the Company promptly if, as a result of future developments, any of the foregoing information becomes inaccurate or incomplete in any respect. The undersigned understands that the Company may require additional information about the transaction, and agrees to provide such information upon request.

Dated:             , 20[    ]

Very truly yours,
[Signature]
[Print Name]

Approved:

General Counsel of [Combined Corporation]

Dated:             , 20[    ]

*	Bracketed language in this paragraph need only appear in forms submitted by directors and Section 16 directors and officers.

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Exhibit B

Form of Compliance Certification

CERTIFICATION

I certify that:

(i)

I have read and understand [Combined Corporation]’s (the “Company”) Securities Trading Policy (the “Policy”). I understand that the General Counsel is available to answer any questions I have regarding the Policy.

(ii)	Since the date on which the Policy was adopted, or such shorter period of time that I have been an employee of the Company, I have complied with the Policy.

(iii)	I will continue to comply with the Policy for as long as I am subject to it.

Print name:
Signature:
Date:

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Schedule A

Covered Shares

Class of Capital Stock	Total Number of Shares Owned by Shareholder
Class A Common Stock, par value $0.0001 per share	49,067,354*
Class B Common Stock, par value $0.0001 per share	8,024,419

*	Includes 13,614 shares of restricted Class A Common Stock

Schedule B

Amendment to Certificate of Incorporation

(See attached.)

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

[COMBINED CORPORATION]

The present name of the corporation is WillScot Corporation. The corporation was incorporated under the name “Double Eagle Acquisition Corp.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 29, 2017. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

Name

The name of the Corporation is [Combined Corporation] (the “Corporation”).

ARTICLE II

Registered Agent; Registered Office

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purposes

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

[Reserved]

ARTICLE V

Capital Stock

1. Authorized Shares.

(a) The total number of shares of all classes of stock that the Corporation is authorized to issue is 501,000,000 shares of stock, consisting of (i) 1,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 500,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”).

(b) Immediately upon the effectiveness (the “Effective Time”) of this Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), each share of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) issued and outstanding or held as treasury stock immediately prior to the Effective Time shall, automatically and without the need for any further action, be reclassified as, and shall be converted into, one validly issued, fully paid and nonassessable share of Common Stock. Any stock certificate that immediately prior to the Effective Time represented shares of Class A Common Stock shall from and after the Effective Time be deemed to represent shares of Common Stock into which the shares formerly represented by such certificate have been reclassified and converted, without the need for surrender or exchange thereof.

2. Preferred Stock. Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Corporation (the “Board”) and the filing of a certificate pursuant to the applicable law of the State of Delaware (a “Preferred Designation”), authority to do so being hereby expressly vested in the Board. The Board is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL, subject to obtaining a vote of the holders of any series of Preferred Stock, if such a vote is required pursuant to the terms of the Certificate of Incorporation (including any Preferred Designation).

3. Common Stock.

(a) Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Designation), the holders of the Common Stock shall possess all voting power with respect to the Corporation. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation (including any Preferred Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any Preferred Designation) or pursuant to the Section 242(b)(2) of the DGCL (or any other similar, successor provision thereof).

(b) Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

(c) Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

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(d) Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation.

ARTICLE VI

Bylaws

In furtherance and not in limitation of the powers conferred by statute, the Board shall have the power to adopt, amend, repeal or otherwise alter the bylaws of the Corporation (the “Bylaws”) without any action on the part of the stockholders. The Bylaws may also be amended, supplemented or repealed by the stockholders at an annual or special meeting of the stockholders, the notice for which designates that an amendment, supplement or repeal of one or more of such sections is to be considered, and only by an affirmative vote of the holders of a majority in voting power of the outstanding shares of stock entitled to vote upon such amendment, supplement or repeal, voting as a single class.

ARTICLE VII

Directors

1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by the Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2. Number; Term; Election; Qualification. The number of directors that constitutes the Board shall be fixed from time to time by resolution of the Board in accordance with the Bylaws, and shall consist of not less than three or more than thirteen directors. The Board shall be divided into three classes designated Class I, Class II and Class III. The number of directors elected to each class shall be as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Each Class I director shall be elected to an initial term to expire at the first annual meeting of stockholders following the Effective Time, each Class II director shall be elected to an initial term to expire at the second annual meeting of stockholders following the Effective Time and each Class III director shall be elected to an initial term to expire at the third annual meeting of stockholders following the Effective Time. Upon the expiration of the initial terms of office for each class of directors, the directors of each class shall be elected for a term of three years to serve until their successors have been duly elected and qualified or until their earlier resignation or removal, except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. If the number of directors is hereafter changed, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3. Removal and Vacancies. Subject to the rights of the holders of any series of Preferred Stock, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only: (i) prior to the third annual meeting of stockholders following the Effective Time, by the Nominating and Corporate Governance Committee and (ii) from and after the third annual meeting of stockholders following the Effective Time, by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A person so elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

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4. Written Ballot. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VIII

Limitation of Liability and Indemnification

1. Limitation of Liability. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this Article VIII, Section 1 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment..

2. Indemnification. The Corporation shall, in accordance with this Certificate of Incorporation and the Bylaws, indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation), any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board. Any amendment, repeal or modification of this Section 2 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

3. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE IX

Exclusive Jurisdiction for Certain Actions

1. Exclusive Forum. Unless the Board or one of its duly authorized committees otherwise approves in writing, the selection of an alternate forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware also does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine (each, a “Covered Proceeding”).

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2. Personal Jurisdiction. If any action the subject matter of which is a Covered Proceeding is filed in a court other than the Court of Chancery of the State of Delaware, or, where permitted in accordance with Section 1 above, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (each, a “Foreign Action”) in the name of any person or entity (a “Claiming Party”) without the prior written approval of the Board or one of its duly authorized committees, such Claiming Party shall, to the fullest extent permitted by law, be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware, or, where applicable, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware, in connection with any action brought in any such courts to enforce Section 1 above (an “Enforcement Action”) and (ii) having service of process made upon such Claiming Party in any such Enforcement Action by service upon such Claiming Party’s counsel in the Foreign Action as agent for such Claiming Party.

3. Notice and Consent. Any person or entity purchasing or otherwise acquiring or holding any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX and waived any argument relating to the inconvenience of the forums reference above in connection with any Covered Proceeding.

ARTICLE X

Severability

If any provision or provisions of the Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Certificate of Incorporation (including, without limitation, each portion of any section of the Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of the Certificate of Incorporation (including, without limitation, each such portion of any section of the Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XI

Corporate Opportunity

The Corporation hereby renounces pursuant to Section 122(17) of the DGCL any interest or expectancy in, or being offered an opportunity to participate in, any business opportunity or classes or categories of business opportunities that are presented to any of the Corporation’s non-employee directors or any of their affiliates (together, an “Identified Person”) which may be a corporate opportunity for such Identified Person and the Corporation or any of its affiliates. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its affiliates, such Identified Person shall, to the fullest extent permitted by the DGCL, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its affiliates and, to the fullest extent permitted by the DGCL, shall not be liable to the Company, its affiliates or its stockholders for breach of any fiduciary duty as a stockholder or director of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not present such corporate opportunity to the Corporation or its affiliates. Notwithstanding the foregoing, the Corporation does not renounce its interest or expectancy in any corporate opportunity offered to any Identified Person if such opportunity is expressly offered to such Identified Person solely in his or her capacity as a director of the Corporation, and the foregoing provisions of this Article XI shall not apply to any such corporate opportunity. Notwithstanding anything to

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contrary herein, the provisions of this Article XI shall have no further force or effect from and after the earlier of such time as (i) TDR Capital LLP (“TDR”) ceases to beneficially own at least 5% of the outstanding shares of Common Stock and (ii) TDR is not entitled to designate one or more members of the Board in accordance with the Shareholders Agreement, by and among the Corporation, TDR and the other parties thereto (as amended from time to time).

ARTICLE XII

Amendment

Except as expressly provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on [●], 2020.

[COMBINED CORPORATION]

By:
Name:	Bradley Soultz
Title:	Chief Executive Officer

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